Exhibit 99.1
Innovid Reports Q2 2024 Financial Results

●Q2 2024 revenue increased 10% year-over-year to $38.0 million
●Q2 2024 net loss improved year-over-year to $10.5 million and Adjusted EBITDA* increased 29% year-over-year to $5.9 million
●Adjusted EBITDA margin increased to 15.5%, the eighth consecutive quarter of expansion
●CTV impression volume from ad serving and personalization increased 21% year-over-year

NEW YORK, August 6, 2024 -- Innovid Corp. (NYSE:CTV) (the "Company"), an independent software platform for the creation, delivery, measurement, and optimization of advertising across connected TV (CTV), linear TV, and digital, today announced financial results for the second quarter ended June 30, 2024.

“I am pleased to report Innovid delivered another quarter of double-digit, profitable revenue growth” said Zvika Netter, Co-Founder and CEO. “Since the beginning of 2024, we have made momentous progress, including the launch of our strategic Harmony Initiative and new partnerships with leading players in the market. We continue to invest significantly in strategic innovation for the future of CTV, while also delivering Adjusted EBITDA margin expansion.”

Second Quarter 2024 Financial Summary

●Revenue increased to $38.0 million, reflecting year-over-year growth of 10%, compared to $34.5 million for the same period in 2023.
●Net loss was $10.5 million, compared to a net loss of $19.0 million for the same period in 2023, an $8.5 million improvement year-over-year.
●Adjusted EBITDA* grew to $5.9 million, an increase of 29% year-over-year, compared to $4.5 million for the same period in 2023, representing a 15.5% Adjusted EBITDA margin.*
●Operating cash flow was $1.2 million, compared to $0.6 million for the same period in 2023.
●Free cash flow* use of cash was $1.3 million, compared to use of cash of $2.0 million for the same period in 2023, a $0.7 million improvement year-over-year

Recent Business Highlights

●Innovid launched Harmony Frequency, the first holistic frequency management solution for CTV and digital advertising, with Yahoo DSP as a launch partner.
●Innovid announced today a collaboration with Nielsen with the intent to provide a seamless workflow solution and holistic view of the cross-media ads universe. The integration aims to bring Innovid’s ad serving infrastructure together with Nielsen ONE to simplify and improve ad measurement.
●Goodway Group and Vizio recently joined the Harmony initiative, alongside previously announced partners Roku, PMG, Assembly, and CMI Media Group.
●Recent new client wins and product expansions with leading advertisers and publishers such as Spectrum, WNBA, Eli Lilly, Lundbeck, Purple Innovation, Habit Burger, and The Wonderful Company.
●CTV impression volume from ad serving and personalization increased 21% year-over-year, while Mobile video impressions from ad serving and personalization grew by 13% year-over-

year, and desktop impressions from ad serving and personalization decreased by 9% year-over-year.
●Innovid joined the broad-market Russell 3000® Index during the 2024 Russell US Indexes annual reconstitution.

Financial Outlook

Innovid is providing the following financial guidance for Q3 and reiterating full year 2024 guidance:

●Q3 2024 revenue in a range between $40 million and $42 million, reflecting year-over–year growth between 10% and 16%.
●Q3 2024 Adjusted EBITDA* in a range between $6.5 million and $8.5 million.
●FY 2024 revenue in a range between $156 million and $163 million, representing annual growth between 11% and 16%.
●FY 2024 Adjusted EBITDA* in a range between $24 million and $29 million.

*See non-GAAP financial measures and reconciliation of GAAP to non-GAAP tables.

Conference Call

The Company will host a conference call and webcast to discuss second quarter 2024 financial results today at 8:30 a.m. Eastern Time. Hosting the call will be Zvika Netter, Co-founder and Chief Executive Officer and Anthony Callini, Chief Financial Officer. The conference call will be available via webcast at investors.innovid.com. To participate via telephone, please dial (+1) 877-407-3211 (toll free) or (+1) 201-389-0862 (toll-free international).

Following the call, a replay of the webcast will be available for 90 days on the Innovid Investor Relations website.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures under the rules of the U.S. Securities and Exchange Commission. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally as measures of operational efficiency to understand and evaluate our core business operations, as well as comparisons to peers as similar measures are frequently used by securities analysts, investors, ratings agencies and other interested parties to evaluate businesses in our industry. Accordingly, Innovid believes it is useful for investors and others to review both GAAP and non-GAAP measures in order for (a) period-to-period comparisons of our core business, (b) comparisons to peers as similar measures are frequently used by securities analysts, investors, ratings agencies and other interested parties to evaluate businesses in our industry, and (c) providing an understanding and evaluation of our trends when comparing our operating results, on a consistent basis, by excluding items that we do not believe are indicative of our core operating performance. However, these non-GAAP financial measures should not take the place of GAAP financial measures in evaluating our business. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. Innovid management compensates for these limitations by considering the company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release. We are not able to provide a reconciliation of the projected Adjusted EBITDA to expected net (loss) income attributable to Innovid for the second quarter of 2024 or the full year of 2024, without unreasonable effort. This is due to the unknown effect, timing, and potential significance of the effects of taxes on income in multiple jurisdictions, finance (income)/expenses including valuations, among others. These items have in the past, and may in the future, significantly affect GAAP results in a particular period.
Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1996. The Company's actual results may differ from its expectations, estimates, and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," "aim," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company's expectations regarding its future financial results, expected growth, and future market opportunity. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results, including Innovid's ability to achieve and, if achieved, maintain profitability, decrease and/or changes in CTV audience viewership behavior, Innovid's failure to make the right investment decisions or to innovate and develop new solutions, inaccurate estimates or projections of future financial performance, Innovid's failure to manage growth effectively, the dependence of Innovid's revenues and business on the overall demand for advertising and a limited number of advertising agencies and advertisers, the actual or potential impacts of international conflicts and humanitarian crises on global markets, the rejection of digital advertising by consumers, future restrictions on Innovid's ability to collect, use and disclose data, market pressure resulting in a reduction of Innovid's revenues per impression, Innovid's failure to adequately scale its platform infrastructure, exposure to fines and liability if advertisers, publishers and data providers do not obtain necessary and requisite consents from consumers for Innovid to process their personal data, competition for employee talent, seasonal fluctuations in advertising activity, payment-related risks, interruptions or delays in services from third parties, errors, defects, or unintended performance problems in Innovid's platform, intense market competition,failure to comply with the terms of third party open source components, changes in tax laws or tax rulings, failure to maintain an effective system of internal controls over financial reporting, failure to comply with data privacy and data protection laws, infringement of third party intellectual property rights, difficulty in enforcing Innovid's own intellectual property rights, system failures, security breaches or cyberattacks, additional financing if required may not be available, the volatility of the price of Innovid's common stock and warrants, and other important factors discussed under the caption "Risk Factors" in Innovid's Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commissions (“SEC”) on February 29, 2024, as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC's website at www.sec.gov and the Investors Relations section of Innovid's website at investors.innovid.com. You should carefully consider the risks and uncertainties described in the documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Most of these factors are outside the Company's control and are difficult to predict. The Company cautions not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

About Innovid

Innovid (NYSE:CTV) is an independent software platform for the creation, delivery, measurement, and optimization of advertising across connected TV (CTV), linear, and digital. Through a global infrastructure that enables cross-platform ad serving, data-driven creative, and measurement, Innovid offers its clients always-on intelligence to optimize advertising investment across channels, platforms, screens, and devices. Innovid is an independent platform that leads the market in converged TV innovation, through proprietary technology and exclusive partnerships designed to reimagine TV advertising. Headquartered in New York City, Innovid serves a global client base through offices across the Americas, Europe, and Asia Pacific. To learn more, visit https://www.innovid.com/ or follow us on LinkedIn or X.

Contacts
Investor Contact
Lauren Hartman
IR@innovid.com

Media Contacts
Megan Garnett Coyle
megan@innovid.com

INNOVID, CORP. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$30,580	$49,585
Trade receivables, net	45,762	46,420
Prepaid expenses and other current assets	5,375	5,615
Total current assets	81,717	101,620
Long-term restricted deposits	430	412
Property and equipment, net	20,449	18,419
Goodwill	102,473	102,473
Intangible assets, net	22,309	24,318
Operating lease right of use asset	11,047	1,435
Other non-current assets	799	1,278
Total assets	$239,224	$249,955

Liabilities and Stockholders’ Equity
Current liabilities:
Trade payables	$6,548	$2,810
Employee and payroll accruals	9,312	14,060
Lease liabilities—current portion	1,354	1,200
Accrued expenses and other current liabilities	11,849	7,426
Total current liabilities	29,063	25,496
Long-term debt	—	20,000
Lease liabilities—non-current portion	10,053	634
Other non-current liabilities	10,536	7,528
Warrants liability	664	307
Common stock	14	13
Additional paid-in capital	388,467	378,774
Accumulated deficit	(199,573)	(182,797)
Total stockholders’ equity	188,908	195,990
Total liabilities and stockholders’ equity	$239,224	$249,955

INNOVID, CORP. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Revenue	$37,951	$34,546	$74,689	$65,031
Cost of revenue (1)	9,097	8,591	17,829	16,856
Research and development (1)	7,304	6,876	13,625	13,993
Sales and marketing (1)	12,215	11,460	23,841	23,097
General and administrative (1)	9,297	8,924	19,832	18,574
Depreciation and amortization	2,831	2,064	5,455	4,094
Goodwill impairment	—	14,503	—	14,503
Operating loss	(2,793)	(17,872)	(5,893)	(26,086)
Finance income, net	(78)	(248)	(120)	(2,723)
Loss before taxes	(2,715)	(17,624)	(5,773)	(23,363)
Taxes on income	7,827	1,335	11,003	4,159
Net loss	$(10,542)	$(18,959)	$(16,776)	$(27,522)

Net loss per share common share—basic and diluted	$(0.07)	$(0.14)	$(0.12)	$(0.20)
Weighted-average number of shares used in computing net loss per share:
Basic and diluted	144,772,932	137,643,910	143,574,479	134,296,569

(1) Exclusive of depreciation and amortization presented separately.

INNOVID, CORP. AND ITS SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(Unaudited and in thousands, except share and per share data)

	Three months ended June 30, 2024
	Common stock		Additional paid-in capital	Accumulated deficit	Total stockholders’ equity
	Shares	Amount
Balance as of March 31, 2024	143,861,609	$13	$382,935	$(189,031)	$193,917
Stock-based compensation			5,496		5,496
Issuance of common stock:
—exercised options and RSUs vested	1,942,048	1	36		37
Net loss				(10,542)	(10,542)
Balance as of June 30, 2024	145,803,657	$14	$388,467	$(199,573)	$188,908

	Three months ended June 30, 2023
	Common stock		Additional paid-in capital	Accumulated deficit	Total stockholders’ equity
	Shares	Amount
Balance as of March 31, 2023	136,616,734	$13	$361,948	$(159,449)	$202,512
Stock-based compensation			5,658		5,658
Issuance of common stock:
—exercised options and RSUs vested	2,120,370	—	364		364
Net loss				(18,959)	(18,959)
Balance as of June 30, 2023	138,737,104	$13	$367,970	$(178,408)	$189,575

	Six months ended June 30, 2024
	Common stock		Additional paid-in capital	Accumulated deficit	Total stockholders’ equity
	Shares	Amount
Balance as of December 31, 2023	141,194,179	$13	$378,774	$(182,797)	$195,990
Stock-based compensation			9,614		9,614
Issuance of common stock:
—exercised options and RSUs vested	4,609,478	1	79		80
Net loss				(16,776)	(16,776)
Balance as of June 30, 2024	145,803,657	$14	$388,467	$(199,573)	$188,908

	Six months ended June 30, 2023
	Common stock		Additional paid-in capital	Accumulated deficit	Total stockholders’ equity
	Shares	Amount
Balance as of December 31, 2022	133,882,414	$13	$356,801	$(150,886)	$205,928
Stock-based compensation			10,555		10,555
Issuance of common stock:
—exercised options and RSUs vested	4,854,690	—	614		614
Net loss				(27,522)	(27,522)
Balance as of June 30, 2023	138,737,104	$13	$367,970	$(178,408)	$189,575

INNOVID, CORP. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited and in thousands)

	Six months ended June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(16,776)	$(27,522)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,455	4,094
Goodwill impairment	—	14,503
Stock-based compensation	9,025	9,865
Change in fair value of warrants	357	(3,279)
Loss on foreign exchange, net	251	—
Changes in operating assets and liabilities:
Trade receivables, net	658	415
Prepaid expenses and other assets	535	(1,390)
Operating lease right of use assets	404	902
Trade payables	3,739	1,060
Employee and payroll accruals	(4,748)	804
Operating lease liabilities	(444)	(1,130)
Accrued expenses and other liabilities	7,430	2,626
Net cash provided by operating activities	5,886	948
Cash flows from investing activities:
Internal use software capitalization	(4,280)	(5,591)
Purchases of property and equipment	(587)	(189)
Withdrawal of short-term bank deposits	165	10,000
Increase in deposits	—	27
Net cash (used in) provided by investing activities	(4,702)	4,247
Cash flows from financing activities:
Proceeds from loan	—	10,000
Payment on loan	(20,000)	(10,000)
Proceeds from exercise of options	80	614
Net cash (used in) provided by financing activities	(19,920)	614
Effect of exchange rates on cash, cash equivalents and restricted cash	(251)	—
(Decrease) increase in cash, cash equivalents, and restricted cash	(18,987)	5,809
Cash, cash equivalents, and restricted cash at the beginning of the period	49,997	37,971
Cash, cash equivalents, and restricted cash at the end of the period	$31,010	$43,780

INNOVID, CORP. AND ITS SUBSIDIARIES
OTHER INFORMATION
(Unaudited and in thousands)

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN PERCENT

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Net loss	$(10,542)	$(18,959)	$(16,776)	$(27,522)
Net loss margin percent	(28)%	(55)%	(22)%	(42)%
Depreciation and amortization	2,831	2,064	5,455	4,094
Goodwill impairment	—	14,503	—	14,503
Stock-based compensation	5,187	5,334	9,025	9,958
Finance income, net (a)	(78)	(248)	(120)	(2,723)
Retention bonus expenses (b)	40	148	132	445
Legal claims	206	342	1,134	656
Severance cost	415	—	415	845
Other	(14)	23	—	272
Taxes on income	7,827	1,335	11,003	4,159
Adjusted EBITDA	$5,872	$4,542	$10,268	$4,687
Adjusted EBITDA margin percent	15.5%	13.1%	13.7%	7.2%
(a) Finance income, net consists mostly of remeasurement related to revaluation of our warrants, remeasurement of our foreign subsidiary’s monetary assets, liabilities and operating results, and our interest expense.
(b) Retention bonus expenses consists of retention bonuses for certain TVS employees.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO NON-GAAP FREE CASH FLOW

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$1,234	$580	$5,886	$948
Loss on foreign exchange, net	(161)	—	(251)	—
Capital expenditures	(2,326)	(2,600)	(4,867)	(5,780)
Free Cash Flow	$(1,253)	$(2,020)	$768	$(4,832)

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